Exhibit 16.1

September 26, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We are currently principal accountants for Ryder System, Inc. and, under the date of February 22, 2005, we reported on the consolidated financial statements of Ryder System, Inc. as of and for the years ended December 31, 2004 and 2003, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004. On September 22, 2005, we were notified that Ryder System, Inc. engaged PricewaterhouseCoopers LLP as its principal accountant for the year ending December 31, 2006 and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of Ryder System, Inc.’s consolidated financial statements as of and for the year ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, and the issuance of our reports thereon. We have read Ryder System, Inc.’s statements included under Item 4.01 of its Form 8-K dated September 26, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Ryder System, Inc.’s statements (i) that the Audit Committee solicited proposals from the four major accounting firms and conducted an extensive evaluation process in connection with the selection of the Company’s independent auditor for the fiscal year ending December 31, 2006, (ii) that the Audit Committee appointed PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for 2006, and (iii) that PricewaterhouseCoopers LLP were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Ryder System, Inc’s consolidated financial statements.

Very truly yours,

/s/ KPMG LLP